UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant [  ]

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[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to § 240.14a-12

Seaniemac International, Ltd.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

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Seaniemac International, Ltd.

780 New York Avenue, Suite A, Huntington, New York, 11743

+353 (87) 222-4166

NOTICE OF CONSENT SOLICITATION

To Our Stockholders:

You are being asked to consider and provide your written consent with regard to an amendment to our articles of incorporation, as amended (the “Articles”), to increase our authorized capital stock from 2,010,000,000 shares to 4,010,000,000 shares, of which 4,000,000,000 shares will be common stock and 10,000,000 will be preferred stock (the “Amendment”).

This matter is more fully described in the Consent Solicitation Statement accompanying this notice. The approval of this matter is required to approve adoption of the amendment of our Articles. Therefore, no amendment to our Articles will become effective unless stockholders approve the above matter.

Our board of directors unanimously recommends that you provide your written consent for approval of the matter as set forth above.

Our board of directors has fixed September 2, 2016 as the record date for determining stockholders entitled to submit written consents (the “Record Date”). Only stockholders of record as of the Record Date will be entitled to submit their written consents with regard to the above matter. The Consent Solicitation Statement and the accompanying Written Consent were first sent to stockholders on or about September _____, 2016.

A complete list of each stockholder entitled to submit his or her written consent regarding the above matter will be available for examination by stockholders during ordinary business hours at the offices of our counsel, Legal & Compliance, LLC, at 330 Clematis Street, Suite 217, West Palm Beach, FL 33401.

By Order of the Board of Directors,

/s/ Barry M. Brookstein
Barry M. Brookstein
Chief Executive Officer

September ___, 2016

PLEASE COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING WRITTEN CONSENT IN THE ENCLOSED ENVELOPE AS PROMPTLY AS POSSIBLE.

Seaniemac International, Ltd.

780 New York Avenue, Suite A, Huntington, New York, 11743

CONSENT SOLICITATION STATEMENT

Important Notice Regarding the Availability of Consent Solicitation Materials

The Consent Solicitation Statement and annual report to stockholders for the fiscal year ended December 31, 2015 are available at www.seaniemacinternantional.com.

GENERAL

This Consent Solicitation Statement is being furnished to the holders of shares of capital stock of Seaniemac International, Ltd., a Nevada corporation, in connection with the solicitation of written consents from the holders of a majority of the voting power of our shares of stock to approve the Proposal described in this Consent Solicitation Statement. In this Consent Solicitation Statement, all references to “the Company,” “Seaniemac,” “we,” “us” or “our” refer to Seaniemac International, Ltd. We are mailing this Consent Solicitation Statement to our stockholders of record as of September 2, 2016 (the “Record Date”) on or about September ___, 2016.

The entire cost of furnishing this Consent Solicitation Statement will be borne by us. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Consent Solicitation Statement to the beneficial owners of our common stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith.

This Consent Solicitation Statement is furnished to the holders of shares of our stock on the Record Date with regard to the following proposal (the “Proposal”):

An amendment to our articles of incorporation, as amended (the “Articles”), to increase our authorized capital stock from 2,010,000,000 shares to 4,010,000,000 shares, of which 4,000,000,000 shares will be common stock and 10,000,000 will be preferred stock (the “Amendment”)

The approval of the above Proposal is required to approve adoption of our Articles. Therefore, no amendment to our Articles will become effective unless stockholders approve the above matter. The approval of the Proposal shall constitute the requisite approval of the adoption of the amendment to the Articles as required by Nevada law.

On September 2, 2016, our board of directors unanimously adopted resolutions approving the proposed amendment to our Articles.

As of the Record Date, our authorized securities consist of 2,000,000,000 shares of common stock, $0.001 par value per share, and 10,000,000 shares of Convertible Preferred Stock, $0.001 par value per share, of which there are authorized the following series authorized: (i) Series A Senior Convertible Voting Non-Redeemable Preferred Stock (the “Series A Preferred”) - 2,500,000 shares authorized; (ii) Series B Senior Subordinated Convertible Voting Redeemable Preferred Stock (the “Series B Preferred”) - 1,500,000 shares authorized; (iii) Series C Senior Subordinated Convertible Voting Redeemable Preferred Stock (the “Series C Preferred”) - 2,000,000 shares authorized; and (iv) Series D Senior Convertible Voting Redeemable Preferred Stock (the “Series D Preferred”) - 100,000 shares authorized.

As of the Record Date, there were 1,794,331,772 shares of common stock issued and outstanding, held by 90 holders of record, and (i) 2,293,750 shares of Series A Preferred issued and outstanding; (ii) 1,250,000 shares of Series B Preferred issued and outstanding; (iii) 1,828,569 shares of Series C Preferred issued and outstanding; and (iv) 100,000 shares of Series D Preferred issued and outstanding.

Holders of our common stock are entitled to one vote per share. Holders of Series A Preferred, Series B Preferred and Series C Preferred are entitled to 100 votes per share, and holders of Series D Preferred are entitled to 10,000 votes per share.

Our board of directors has decided to seek written consent, rather than call a special meeting of stockholders, in order to eliminate the costs and management time involved in holding a special meeting. Written consents with respect to the Proposal are being solicited from our stockholders of record on the Record Date pursuant to Section 78.320(2) of the Nevada Revised Statutes, as amended (the “NRS”).

If the Proposal is approved by at least a majority of our voting power, but less than all of our stockholders, we intend to announce the final results of this consent solicitation on a Current Report on Form 8-K, filed with the Securities and Exchange Commission (the “SEC”) by us. This Consent Solicitation Statement and the Form 8-K shall constitute notice of approval of the Proposal without a meeting by less than unanimous written consent.

Other than as discussed herein, we have made no arrangements and we have no understanding with any other person regarding the solicitation of consents hereunder, and no person has been authorized by us to give any information or to make any representation in connection with the solicitation of consents, other than those contained herein and, if given or made, such other information or representations must not be relied upon as having been authorized by us. In addition to solicitations by mail, consents may be solicited by directors, officers and other employees of our company who will receive no additional compensation therefor.

Members of our management beneficially own shares of our common stock and preferred stock, and intend to submit their consents in favor of the Proposal. As a result, we expect that we will receive consents in favor of the Proposal with respect to (i) 367,937 shares of common stock issued and outstanding, representing 0.01%% of the total voting power of the shareholders; (ii) 200,000 shares of Series A Preferred issued and outstanding, representing 0.6% of the total voting power of the shareholders; (iii) 1,250,000 shares of Series B Preferred issued and outstanding, representing 3.75% of the total voting power of the shareholders; (iv) 857,593 shares of Series C Preferred issued and outstanding, representing 2.57% of the total voting power of the shareholders; and (v) 100,000 shares of Series D Preferred issued and outstanding, representing 30.02% of the total voting power of the shareholders, in each case as of the Record Date, held, directly and/or beneficially, as of the Record Date by our officers and board of directors.

IMPORTANT—PLEASE READ THIS CAREFULLY

If your shares of stock are registered in your name, please submit your consent to us today by following the instructions on the Written Consent attached hereto as Appendix B.

If you hold your shares in “street” name with a bank, broker firm, dealer, trust company or other nominee, only they can exercise your right to consent with respect to your shares of stock, and only upon receipt of your specific instructions. Accordingly, it is critical that you promptly give instructions to consent to the Proposal to your bank, broker firm, dealer, trust company or other nominee. Please follow the instructions to consent provided on the enclosed Written Consent. If your bank, broker firm, dealer, trust company or other nominee provides for consent instructions to be delivered to them by telephone or Internet, instructions will be included on the Written Consent.

Execution and delivery of a consent by a record stockholder will be presumed to be a consent with respect to all shares held by such record stockholder unless the consent specifies otherwise.

Only holders of record of shares of our stock as of the close of business on the Record Date will be entitled to consent to the Proposal. If you are a stockholder of record as of the close of business on the Record Date, you will retain your right to consent even if you sell your shares of stock after the Record Date.

IF YOU TAKE NO ACTION, YOU WILL, IN EFFECT, BE REJECTING THE PROPOSAL. ABSTENTIONS, FAILURES TO CONSENT AND BROKER NON-VOTES WILL HAVE THE SAME EFFECT AS WITHHOLDING CONSENT.

If you have any questions about executing or delivering your Written Consent or require assistance, please call Shane O’Driscoll at +353 (87) 222-4166.

QUESTIONS AND ANSWERS ABOUT THIS CONSENT SOLICITATION

The following section provides answers to frequently asked questions about the consent solicitation. This section, however, only provides summary information. These questions and answers may not address all issues that may be important to you as a stockholder. For a more complete response to these questions and for additional information, please refer to the cross-referenced pages below. You should carefully read this entire Consent Solicitation Statement, including the proposed amendment to the Articles set forth in Appendix A-1. Appendix A-1 contains the full text of the proposed amendment and Appendix A-2 contains the proposed amendment with additions underlined and deletions in strikethrough.

Q: Why am I receiving this Consent Solicitation Statement?

A: You are receiving this Consent Solicitation Statement because you have been identified as a stockholder of our company as of the Record Date, and thus you are entitled to consent to the Proposal described herein. This document serves as a Consent Solicitation Statement used to solicit consents with respect to the Proposal. This document contains important information about the Proposal and the consent solicitation, and you should read it carefully.

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Q: What am I being asked to consent to?

A: We are asking you to consent to approval of a proposal to amend our Articles to increase our authorized capital stock from 2,010,000,000 shares to 4,010,000,000 shares, of which 4,000,000,000 shares will be common stock and 10,000,000 will be preferred stock (the “Amendment”).

Please see the sections titled, “Proposal: Approval of Amendment of Articles” for additional information regarding the Proposal, and Appendix A-1 hereto for the full text of the proposed amendment. Appendix A-1 contains the full text of the proposed Amendment and Appendix A-2 contains the proposed Amendment with additions underlined and deletions in strikethrough.

Q: Does our board of directors recommend that stockholders consent to approval of the Proposal?

A: After careful consideration, our board of directors unanimously recommends that stockholders consent to approve the Proposal so that we may amend our Articles.

Q: If my shares are held in “street name” by my broker, will my broker provide consent for me?

A: Your broker will not be able to consent on your behalf without specific instructions from you. You should instruct your broker to consent to the Proposal with respect to shares held beneficially by you, following the procedure provided by your broker.

Broker non-votes occur when a beneficial owner of shares held by a broker or other nominee does not give instructions as to how to vote on, or provide consent with regard to, matters deemed “non-routine.” If you are the beneficial owner of the shares you are generally entitled to give instructions to the broker or nominee holding the shares. If the beneficial owner does not provide instructions, the broker or nominee can only vote the shares with respect to matters that are considered to be “routine.” Your broker will not be able to consent to the Proposal with respect to your shares without specific instructions from you. In order to consent to the Proposal, you must instruct your broker to consent to the Proposal with respect to your shares by following the procedure provided by your broker.

Q: May I revoke my consent after I have submitted a consent or provided consent instructions?

A: If you are a record stockholder, you have the right to revoke your consent at any time prior to the expiration or prior termination of the consent solicitation. A notice of revocation must specify the record stockholder’s name and the number and class of shares being withdrawn. Revocations may be submitted by the same methods as written consents may be submitted, as set forth on the accompanying Written Consent. If you hold your shares in “street name,” you must follow directions received from your broker to change those instructions.

Q: Who is soliciting my consent?

A: Our board of directors and our management are soliciting your consent.

Q: Who is paying for the consent solicitation?

A: The entire cost of furnishing this Consent Solicitation Statement will be borne by us. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Consent Solicitation Statement to the beneficial owners of our stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith.

Q: Who can consent to the Proposal?

A: If you are a record owner of shares of stock as of the close of business on the Record Date (September 2, 2016), you have the right to consent to the Proposal. You also have the right to consent to the Proposal with respect to any shares of which you are the beneficial owner as of the Record Date (September 2, 2016), but which are registered in the name of a bank, broker firm, dealer, trust company or other nominee. As of the Record Date, there were 1,794,331,772 shares of common stock issued and outstanding, held by 90 holders of record, and (i) 2,293,750 shares of Series A Preferred issued and outstanding; 1,250,000 shares of Series B Preferred issued and outstanding; (iii) 1,828,569 shares of Series C Preferred issued and outstanding; and (iv) 100,000 shares of Series D Preferred issued and outstanding.

Q: When is the deadline for submitting consents?

A: For the Proposal to be approved, properly completed and unrevoked written consents must be delivered to us, in accordance with the instructions set forth on the accompanying Written Consent, within 60 days of the earliest dated written consent is delivered to us. We expect to receive consents dated as early as September ___, 2016. Consequently, we expect that stockholders will need to deliver properly completed and unrevoked written consents to the above Proposal from the holders of record of a majority of the voting power of our shares outstanding as of the Record Date no later than November ___, 2016. Nevertheless, we intend to set October ____, 2016 as the goal for submission of written consents. Effectively, this means that you have until November___, 2016 to consent to the Proposal. WE URGE YOU TO ACT PROMPTLY TO ENSURE THAT YOUR CONSENT WILL COUNT. We reserve the right to terminate this consent solicitation at any time within 60 days of the earliest dated written consent delivered to us. See “Consent Procedures” for additional information regarding such procedures.

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Q: How many consents must be granted in favor of the Proposal?

A: In order for the Proposal to become effective, properly completed, unrevoked consents signed by the holders of a majority of the voting power of all of our shares of stock outstanding as of the close of business on the Record Date must be received by us within 60 days of the earliest dated written consent delivered to us.

Holders of our common stock are entitled to one vote per share. Holders of Series A Preferred, Series B Preferred and Series C Preferred are entitled to 100 votes per share, and holders of our Series D preferred stock are entitled to 10,000 votes per share.

IF YOU TAKE NO ACTION, YOU WILL, IN EFFECT, BE REJECTING THE PROPOSAL. ABSTENTIONS, FAILURES TO CONSENT AND BROKER NON-VOTES WILL HAVE THE SAME EFFECT AS WITHHOLDING CONSENT.

Q: What do I need to do now?

A: You are urged to read this Consent Solicitation Statement carefully, including the proposed amendment to the Articles set forth in Appendices A-1 and A-2 hereto, and to consider the Proposal. Appendix A-1 hereto for the full text of the proposed amendment. Appendix A-1 contains the full text of the proposed amendment and Appendix A-2 contains the proposed amendment with additions underlined and deletions in strikethrough. If your shares are registered directly in your name, you may complete, date and sign the Written Consent and return it in the enclosed postage-paid envelope. If your shares are held in street name by your broker, bank or other nominee, you must instruct the broker, bank or nominee how to vote your shares following instructions that are provided to you.

Q: What happens if I do not return a Written Consent or otherwise provide consent instructions?

A: The failure to return your Written Consent or otherwise provide consent instructions will have the same effect as rejecting the Proposal. If your shares are held in street name, your bank, broker firm, dealer, trust company or other nominee cannot consent with respect to your shares unless you provide specific instructions. If you hold your shares in street name, please follow your bank’s, broker firm’s, dealer’s, trust company’s or other nominee’s instructions on the Written Consent.

Q: Who can provide me with additional information and help answer my questions?

A: If you have questions about the Proposal and the proposed amendment to our Articles, including the procedure for submitting your consent, you should contact Shane O’Driscoll at +353 (87) 222-4166.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of September 2, 2016 by the following persons:

●	Each person who is known to be the beneficial owner of more than 5% of our issued and outstanding shares of common stock,

●	Each of our named executive officers (as defined in Item 402 of Regulation S-K) and directors, and

●	All of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. The number of shares and the percentage beneficially owned by each individual listed above include shares that are subject to options held by that individual that are immediately exercisable or exercisable within 60 days from September 2, 2016, and the number of shares and the percentage beneficially owned by all officers and directors as a group includes shares subject to options held by all officers and directors as a group that are immediately exercisable or exercisable within 60 days from September 2, 2016.

The information provided herein is based upon a list of our shareholders and our records with respect to the ownership of warrants and options to purchase securities in our company. The percentages in the table have been calculated on the basis of treating as outstanding for a particular person, all shares of our common stock outstanding on that date and all shares of our common stock issuable to that holder in the event of exercise of outstanding options, warrants, rights or conversion privileges owned by that person at that date which are exercisable within 60 days of that date. Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of our common stock owned by them, except to the extent that power may be shared with a spouse.

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Series A Senior Convertible Voting Non-Redeemable Preferred Stock

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Barry Brookstein (1)	200,000	8.7%
All executive officers and directors as a group (1 person)	200,000	8.7%

(1)	Mr. Brookstein is a Director and our Chief Executive Officer, Chief Financial Officer, and Secretary.

Series B Senior Subordinated Convertible Voting Redeemable Preferred Stock

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Barry Brookstein (1)	1,250,000	(2)	100%
All executive officers and directors as a group (1 person)	1,250,000	(2)	100%
Spirits Management Inc. (3)	750,000		60%

(1)	Mr. Brookstein is a Director and our Chief Executive Officer, Chief Financial Officer, and Secretary.

(2)	Includes 750,000 shares of Series B Preferred Stock owned by Spirits Management, Inc. a corporation in which Mr. Brookstein serves as an executive officer and director and is the sole stockholder (“Spirits”).

(3)	Spirits is a corporation in which Mr. Brookstein, our Chief Executive Officer, Chief Financial Officer, and Secretary, serves as an executive officer and director and is the sole stockholder. Spirits’ address is 780 New York Avenue, Huntington, New York 11743.

Series C Senior Subordinated Convertible Voting Redeemable Preferred Stock

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Barry Brookstein (1)	857,593	(2)	46.9%
All executive officers and directors as a group (1 person)	857,593	(2)	46.9%
Spirits Management Inc. (3)	450,601		24.6%
Phone Tel New Corp. (4)	202,491		11.1%
Tele-Serv Inc. (4)	141,345		7.7%
Telmax Co. Inc. (4)	160,390		8.8%
Agile Opportunity Fund, LLC (5)	466,750		25.5%

(1)	Mr. Brookstein is a Director and our Chief Executive Officer, Chief Financial Officer, and Secretary.

(2)	Includes (a) 450,601 shares of Series C Preferred Stock owned by Spirits, a corporation in which Mr. Brookstein serves as an executive officer and director and is the sole stockholder.

(3)	Spirits is a corporation in which Mr. Brookstein, our Chairman of the Board, Chief Executive Officer, Chief Financial Officer, Treasurer and Secretary, serves as an executive officer and director and is the sole stockholder. Spirits’ address is 780 New York Avenue, Huntington, New York 11743.

(4)	The address for Phone Tel New Corp., Tele-Serv Inc., and Telmax Co. Inc. is 153 Symphony Court, Eastport, New York 11941.

(5)	The address for Agile Opportunity Fund, LLC is 1175 Walt Whitman Road, Melville, New York 11747.

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Series D Senior Convertible Voting Redeemable Preferred Stock

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Barry Brookstein (1)	100,000	100%
All executive officers and directors as a group (4 persons)	100,000	100%

(1)	Mr. Brookstein is a Director and our Chief Executive Officer, Chief Financial Officer, Treasurer and Secretary.

Common Stock

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class (1)
Barry Brookstein (2)	726,775	(3)		*
All executive officers and directors as a group (4 persons)	726,775	(3)		*

* Represents less than 1.0%.

(1)	Based on an aggregate of 915,036,663 common shares outstanding as of September 2, 2016.

(2)	Mr. Brookstein is a Director and our Chief Executive Officer, Chief Financial Officer, and Secretary.

(3)	Represents (a) 367,905 shares of Common Stock held directly, (b) 32 shares of Common Stock held by Mr. Brookstein as custodian under the California Uniform Transfers to Minors Act, (c) 26,245 shares of Common Stock owned by Spirits, (d) 20,111 shares of Common Stock issuable upon conversion of the 200,000 shares of Series A Preferred Stock owned by Mr. Brookstein, (e) 50,277 shares of Common Stock issuable upon conversion of the 500,000 shares of Series B Preferred Stock owned by Mr. Brookstein, (f) 75,416 shares of Common Stock issuable upon conversion of the 750,000 shares of Series B Preferred Stock owned by Spirits, (g) 40,925 shares of Common Stock issuable upon conversion of the 406,992 shares of Series C Preferred Stock owned by Mr. Brookstein, (h) 45,310 shares of Common Stock issuable upon conversion of the 450,601 shares of Series C Preferred Stock owned by Spirits, and (i) 100,554 shares of Common Stock issuable upon conversion of the 100,000 shares of Series D Preferred Stock owned by Mr. Brookstein.

Changes in Control

We are unaware of any contract or other arrangement the operation of which may at a subsequent date result in a change of control of our Company.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, named executive officer, associate of any director or associate of any named executive officer, or any other person, has any substantial interest, direct or indirect, in the approval of Proposal that is not shared by all other stockholders.

PROPOSAL: AMENDMENT OF OUR ARTICLES OF INCORPORATION TO increase our authorized capital stock from 2,010,000,000 shares to 4,010,000,000 shares, of which 4,000,000,000 shares will be common stock and 10,000,000 will be preferred stock.

On September 2, 2016, our board of directors approved, subject to stockholder approval, the proposed amendment to our Articles to increase our authorized capital stock from 2,010,000,000 shares to 4,010,000,000 shares, of which 4,000,000,000 shares will be common stock and 10,000,000 will be preferred stock. Please review the proposed amendment in Appendices A-1 and A-2. Appendix A-1 hereto for the full text of the proposed amendment, and Appendix A-2 contains the proposed amendment with additions underlined and deletions in strikethrough.

If the Proposal is approved by stockholders and the amendment is adopted, our authorized capital stock shall be increased from 2,010,000,000 shares to 4,010,000,000 shares, of which 4,000,000,000 shares will be common stock and 10,000,000 will be preferred stock. The amendment increases the authorized shares of common stock from 2,000,000,000 to 4,000,000,000 but does not increase the number of authorized shares of preferred stock.

The voting and other rights of our stockholders will not be affected by the amendment, other than the fact that there will be additional shares of common stock authorized.

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Purposes of the Increase in Authorized Shares

Having an increased number of authorized but unissued shares of our capital stock would allow us to take prompt action with respect to corporate opportunities that develop, without the delay and expense of convening a special meeting of stockholders for the purpose of approving an increase in our capitalization. As a result of the increase in authorized shares, additional shares of common stock and preferred stock would be available for issuance from time to time as determined by our board of directors for any proper corporate purpose. Such purposes might include, without limitation, issuance in public or private sales for cash as a means of obtaining additional capital for use in our business and operations, and issuance as part or all of the consideration required to be paid by us for acquisitions of other businesses or assets. The additional capital stock can provide flexibility in structuring the terms of any future agreements, as well as any future financing and recapitalization efforts. Notwithstanding the foregoing, we have no obligation to issue such shares and there are no plans, proposals or arrangements currently contemplated by us that would involve the issuance of common stock and/or preferred stock to acquire another company or its assets, or for any other corporate purpose stated.

Potential Anti-Takeover Effects of the Increase in Capital Stock

Any additional issuance of common or preferred stock could, under certain circumstances, have the effect of delaying or preventing a change in control of our company by increasing the number of outstanding shares entitled to vote and by increasing the number of votes required to approve a change in control. Shares of common or preferred stock could be issued, or rights to purchase such shares could be issued, to render more difficult or discourage an attempt to obtain control of our company by means of a tender offer, proxy contest, merger or otherwise. The ability of our board of directors to issue such additional shares of common stock and/or to designate one or more series or classes of preferred stock for issuance could discourage an attempt by a party to acquire control of our company by tender offer or other means. Such issuances could therefore deprive stockholders of benefits that could result from such an attempt, such as the realization of a premium over the market price that such an attempt could cause. Moreover, the issuance of such additional shares of common or preferred stock to persons whose interests are aligned with that of our board of directors could make it more difficult to remove incumbent officers and directors from office, even if such change were to be favorable to stockholders generally.

Although the increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of our board or contemplating a tender offer or other transaction for the combination of our company with another company), the Amendment was not proposed in response to any effort of which we are aware to accumulate shares of common stock or obtain control of us, nor is it part of a plan by management to recommend a series of similar actions having an anti-takeover effect to the board and our stockholders.

While the existence of preferred stock may have anti-takeover ramifications, our board of directors believes that the financial flexibility offered by the Amendment outweighs any disadvantages. To the extent that the increase in the number of authorized shares may have anti-takeover effects, the Amendment, when effected, may encourage persons seeking to acquire us to negotiate directly with our board of directors, enabling our board to consider a proposed transaction in a manner that best serves our stockholders’ interests.

Our board believes that it is advisable and in the best interests of our Company to have available shares of preferred stock in an amount adequate to provide for our future needs. The designation of one or more classes or series of preferred stock will be available for issuance from time to time as may be deemed advisable or required for various purposes, including the issuance of shares in connection with financing or acquisition transactions. We have no present plans or commitments for the issuance or use of the proposed shares of preferred stock in connection with any financing.

Procedure for Effecting the Amendment

Approval by our stockholders of the Proposal is required to approve adoption of the Amendment to our Articles. Therefore, no amendment to our Articles will become effective unless stockholders approve the Proposal. If stockholders consent to the Proposal, the amendment to our Articles will become effective when it is filed with the Secretary of State of Nevada. We expect to file the amendment to the Articles with the Secretary of State of Nevada effective on or about November ___, 2016.

Accounting Matters

Neither approval of the Proposal nor adoption of the amendment to our Articles will affect the par value of our stock.

Periodic Reporting Obligations under the Securities Exchange Act of 1934

We are subject, and will continue to be subject, to the periodic reporting and other requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Neither approval of the Proposal nor adoption of the amendment to our Articles will affect the registration of our common stock under the Exchange Act.

Preemptive Rights

Holders of shares do not have any preemptive rights under our certificate of incorporation, as amended, applicable state law or otherwise.

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Dissenters’ Rights of Appraisal

Under Nevada law, stockholders are not entitled to dissenters’ rights of appraisal with respect to approval of the Proposal or adoption of the amendment to our Articles.

Persons Interested in the Transaction

Except as disclosed elsewhere herein, none of the following persons has any substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted upon:

●	Any director or officer of our Company,

●	Any proposed nominee for election as a director of our Company, and

●	Any associate or affiliate of any of the foregoing persons.

CONSENT PROCEDURES

Section 78.320(2) of the Nevada Revised Statutes, as amended (the “NRS”) provides that, absent a contrary provision in a Nevada corporation’s articles of incorporation or bylaws, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power, except that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required.

The approval of the Proposal is required to approve adoption of the amendment to our Articles. Therefore, no amendment to our Articles will become effective unless stockholders approve the Proposal. For the Proposal to become effective, properly completed and unrevoked written consents must be delivered to us within 60 days of the earliest dated written consent is delivered to us. We expect to receive consents dated as early as September ___, 2016. Consequently, we expect that we will need to receive completed and unrevoked written consents to the Proposal from the holders of record of a majority of the voting power of our shares outstanding as of the close of business on the Record Date no later than November ____, 2016. Nevertheless, we intend to set November ___, 2016 as the goal for receipt of written consents. Effectively, this means that you have until November ____, 2016 to consent to the Proposal. WE URGE YOU TO ACT PROMPTLY TO ENSURE THAT YOUR CONSENT WILL COUNT. We reserve the right to terminate this consent solicitation at any time within 60 days of the earliest dated written consent delivered to us.

We intend to announce the final results of this consent solicitation on a Current Report on Form 8-K, filed with the SEC by us. This Consent Solicitation Statement and the Form 8-K shall constitute notice of approval of the Proposal without a meeting by less than unanimous written consent.

ADDITIONAL INFORMATION

Where You May Find Additional Information

We are subject to the informational requirements of Section 15(d) of the Exchange Act. Accordingly, we file annual, quarterly and other reports and information with the SEC. Our filings with the SEC are available to the public on the SEC’s website at www.sec.gov. Those filings will also be available to the public on, or accessible through, our corporate website at www.seaniemacinternational.com. You may also read and copy, at SEC prescribed rates, any document we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, NE., Washington, D.C. 20549. You can call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room. You may also request a copy of these filings, at no cost, by writing to us at 780 New York Avenue, Suite A, Huntington, New York, 11743 or by telephoning us at (386) 409-0200.

Householding

The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy the delivery requirements for information statements with respect to two or more securityholders sharing the same address by delivering a single information statement addressed to those securityholders. This process, which is commonly referred to as “householding” provides potentially extra convenience for stockholders and cost savings for companies.

For this Consent Solicitation Statement, a number of brokers with account holders who are stockholders of ours will be householding our Consent Solicitation Statement and the documents incorporated by reference that we are furnishing with the Consent Solicitation Statement. A single Consent Solicitation Statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or from our company that either of them will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. We will deliver promptly, upon written or oral request. a separate copy of this Consent Solicitation Statement to a security holder at a shared address to which a single copy of the documents was delivered.

If at any time, you no longer wish to participate in householding and would prefer to receive a separate Consent Solicitation Statement, or if you currently receive multiple copies of the Consent Solicitation Statement at your address and would like to request householding of our communications, please notify your broker if your shares are not held directly in your name. If you own your shares directly rather than through a brokerage account, you should contact us in writing at 780 New York Avenue, Suite A, Huntington, New York, 11743 or by telephoning us at (386) 409-0200.

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MISCELLANEOUS

Additional copies of this Consent Solicitation Statement may be obtained at no charge by writing to us at 780 New York Avenue, Suite A, Huntington, New York, 11743 or by telephoning Shane O’Driscoll at +353 (87) 222-4166.

September __, 2016	By Order of the Board of Directors,

/s/ Barry M. Brookstein
Barry M. Brookstein
Chief Executive Officer

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APPENDIX A-1

AMENDEDMENT TO ARTICLES OF INCORPORATION

OF

SEANIEMAC INTERNATIONAL, LTD.

Section (a) of the FOURTH article is amended in its entirety to provide as follows:

The total number of shares of all classes of stock which the Corporation shall have authority to issue is FOUR BILLION, TEN MILLION (4,010,000,000) of which (i) FOUR BILLION (4,000,000,000) shares shall be common stock with a par value of $.001 per share (the “Common Stock”) and (ii) TEN MILLION (10,000,000) shares shall be preferred stock with a par value of $.001 per share (the “Serial Preferred Stock”).

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APPENDIX A-2

AMENDEDMENT TO ARTICLES OF INCORPORATION

OF

SEANIEMAC INTERNATIONAL, LTD.

The total number of shares of all classes of stock which the Corporation shall have authority to issue is ~~TWO~~ FOUR BILLION, TEN MILLION ~~(2,010,000,000)~~ (4,010,000,000) of which (i) ~~TWO~~ FOUR BILLION ~~(2,000,000,000)~~ (4,000,000,000) shares shall be common stock with a par value of $.001 per share (the “Common Stock”) and (ii) TEN MILLION (10,000,000) shares shall be preferred stock with a par value of $.001 per share (the “Serial Preferred Stock”).

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Appendix B

WRITTEN CONSENT OF STOCKHOLDERS OF

SEANIEMAC INTERNATIONAL, LTD.

The undersigned stockholder of Seaniemac International, Ltd. (the “Company”) hereby acknowledges receipt of the Notice of Consent Solicitation and accompanying Consent Solicitation Statement, each dated September ___, 2016. The undersigned hereby consents (by checking the FOR box) or declines to consent (by checking the AGAINST box or the ABSTAIN box) to the adoption of the following recitals and resolutions:

WHEREAS, the Board of Directors (the “Board”) of the Company has determined that it is in the best interests of the Company and its stockholders for the stockholders to approve an amendment to the Articles of Incorporation of the Company to increase the authorized capital stock of the Company from 2,010,000,000 shares to 4,010,000,000 shares, of which 4,000,000,000 shares will be common stock and 10,000,000 will be preferred stock, as more fully described in the Consent Solicitation Statement (the “Amendment”);

NOW, THEREFORE, IT IS RESOLVED, that the stockholders of the Company hereby approve the Amendment:

IF YOU OWN COMMON STOCK:	[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

IF YOU OWN SERIES A PREFERRED STOCK:	[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

IF YOU OWN SERIES B PREFERRED STOCK:	[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

IF YOU OWN SERIES C PREFERRED STOCK:	[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

IF YOU OWN SERIES D PREFERRED STOCK:	[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

This Written Consent action may be executed in counterparts. Failure of any particular stockholder(s) to execute and deliver counterparts is immaterial so long as the holders of a majority of the voting power of the outstanding shares of the Company do execute and deliver counterparts.

This Written Consent is solicited by the Company’s Board of Directors.

IN WITNESS WHEREOF, the undersigned has executed this Written Consent on ______________________, 2016.

Print name(s) exactly as shown on Stock Certificate(s)

Signature (and Title, if any)	Signature (if held jointly)

Sign exactly as name(s) appear(s) on stock certificate(s). If stock is held jointly, each holder must sign. If signing is by attorney, executor, administrator, trustee or guardian, give full title as such. A corporation or partnership must sign by an authorized officer or general partner, respectively.

Please sign, date and mail this consent to the following address or send the consent through facsimile or the e-mail address listed below:

Seaniemac International, Ltd.

780 New York Avenue, Suite A

Huntington, New York, 11743.

You may also submit your consent by facsimile to ________________ or scan and email to ________________.

The Consent Solicitation Statement is available on the Company’s website at www.seaniemacinternational.com.

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